       1                                                             Exhibit 4.2

                                                          Exhibit C to Revolving
                                                              Credit Agreement



                          SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated as of July 21, 1997, by and between PAYLESS CASHWAYS, INC., an Iowa corporation (the "Grantor"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, and CANADIAN IMPERIAL BANK OF COMMERCE, as coordinating agent and collateral agent (in such capacity, the "Agent") for the lenders (the "Lenders") party to the Credit Agreement (as hereinafter defined) and the Fronting Banks and Underwriters (each as therein defined):
         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Agent, the Lenders, the Fronting Banks, the Underwriters and the Grantor are entering into a Revolving Credit Agreement, dated as of the date hereof (as amended, amended and restated, modified or supplemented from time to time, the "Credit Agreement"); and
         WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined; and
         WHEREAS, it is a condition precedent to the making of Loans and the issuance of Letters of Credit that the Grantor shall have granted a security interest, pledge and lien on substantially all of the Grantor's assets and properties and the proceeds thereof to the Agent pursuant to Sections 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code; and
         WHEREAS, the grant of such security interest, pledge and lien has been authorized pursuant to Section 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code by the Interim Order and, after the entry thereof, will have been so authorized by the Final Order (collectively, the "Order"); and
         WHEREAS, to supplement the Order without in any way diminishing or limiting the effect of the Order or the security interest, pledge and lien granted thereunder, the parties hereto desire to set forth more fully their respective rights in connection with such security interest, pledge and lien; and
         WHEREAS, this Agreement has been approved by the Order;
         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Loans and the Fronting Banks to issue Letters of Credit, the Grantor hereby agrees with the Agent as follows:
         SECTION 1. Grant of Security and Pledge. The Grantor hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Agent for its benefit and the ratable benefit of the Lenders, the Fronting Banks and the Underwriters and hereby grants to the Agent for its benefit and the ratable benefit of the Lenders, the Fronting Bank and the Underwriters, a perfected pledge and security interest in all of the Grantor's right, title and interest in and to the following (the "Collateral"), which pledge and security interest shall be (x) for all purposes senior to, and shall prime pursuant to Section 364(d)(1) of the Bankruptcy Code, all of the existing Liens that secure the obligations of the Grantor under the Existing Agreements and any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreements, (y) junior to the Prudential Lien hereinafter referred to and subject to the prior rights of the Credit Card Banks under the GE Credit Program Documents with respect to certain accounts receivable, returned merchandise and general intangibles financed thereunder and Commerce under the Commerce Bank Agreement with respect to certain documents, inventory and related collateral and (z) subject to the Carve-Out:

                  (a) all present and future accounts, accounts receivable and other rights of the Grantor to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, the "Accounts"); it being agreed that the security interest and lien granted hereby in and on any Account representing a GECC Receivable, Contractor Receivable or Monogram Receivable (each as hereinafter defined) shall only attach to those of such Receivables which the Borrower purchases pursuant to the terms of the GE Credit Program Documents and, as to such Receivables, shall be subject and subordinate to perfected security interests in or liens on such Account in favor of any Credit Card Bank, as well as to any rights of set-off or recoupment of the Credit Card Banks in respect of such Account;

                  (b) all goods and merchandise now owned or hereafter  acquired by the Grantor wherever located, whether in the possession of the Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in the Grantor's business or processed by or on behalf of the Grantor (collectively, the "Inventory"); it being agreed that the security interest and lien granted hereby in and on any Inventory constituting returned merchandise in respect of a Contractor Receivable or a Monogram Receivable shall be subject and subordinate to perfected security interests in or liens on such Inventory in favor of any Credit Card Bank;
                  (c) all machinery, all manufacturing,  distribution,  selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vessels, aircraft and all other goods of every type and description (other than Inventory) which are used or bought for use primarily in business, in each instance whether now owned or hereafter acquired by the Grantor and wherever located (collectively, the "Equipment");
                  (d) all cars, trucks, trailers,  construction and earth moving equipment and other vehicles covered by a certificate of title law of any state wherever located and whether now owned or hereafter acquired, and, in any event, shall include, without limitation, the vehicles listed on Schedule 7 hereto, and all tires and other appurtenances to any of the foregoing (collectively, the "Vehicles");
                  (e) all rights, interests, choses in action, causes of action, claims and all other intangible property of the Grantor of every kind and nature (other than Accounts, Trademarks, Patents and Copyrights), in each instance whether now owned or hereafter acquired by the Grantor, including, without limitation, all general intangibles; all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, licenses, franchises, customer lists, credit files, correspondence, and advertising materials; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to the Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which the Grantor is beneficiary; and all letters of credit, guaranties, liens, security interest and other security held by or granted to the Grantor; and all other intangible property, whether or not similar to the foregoing; in each instance,  however and wherever arising,  but
excluding any contract, agreement or license which prohibits the assignment or encumbrance by the Grantor of such contract, agreement or license (or of its rights thereunder), except to the extent that such prohibition would be ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code as in effect in the State of New York (collectively, the "General Intangibles"); it being agreed that the security interest and lien granted hereby in and on any General Intangibles representing a GECC Receivable or other obligation of any Credit Card Bank to the Grantor shall be subject and subordinate to perfected security interests in or liens on such General Intangible in favor of any Credit Card Bank, as well as to any rights of set-off or recoupment of such Credit Card Bank in respect of such General Intangible;
                  (f) all chattel paper, all instruments,  all notes (including, but not limited to, the notes listed on Schedule 8 annexed hereto and made a part hereof) (the "Pledged Notes") and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by the Grantor;
                  (g) all  property or  interests  in property  now or hereafter acquired by the Grantor which may be owned or hereafter may come into the possession, custody or control of the Agent or any of the Lenders or the Fronting Banks or any agent or affiliate of the Agent or any of the Lenders in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of the Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credits, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same;
(ii) money (including all cash and cash equivalents held in the Letter of Credit Accounts (as defined and referred to in the Credit Agreement)); (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;
                  (h) all  trademarks,  trade names,  corporate  names,  company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, prints and labels on which said trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) of said Act has been filed), all whether now owned or hereafter acquired by the Grantor, including, but not limited to, those described in Schedule 3 annexed hereto and made a part hereof, and all reissues, extensions or renewals thereof and all licenses thereof together, in each case, with the goodwill of the business connected with the use of, and symbolized by each such trademark, service marks, trade name and trade dress (all of the foregoing being herein referred to as the "Trademarks");
                  (i) all  letters  patent  of the  United  States  or any other country,  and all  registrations
and  recordings  thereof,  including,  without
limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Grantor, including, but not limited to, those described in Schedule 4 annexed hereto and made apart hereof, and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Patents");
                  (j) all copyrights of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by the Grantor, including, but not limited to, those described in Schedule 5 hereto and all renewals and extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Copyrights");
                  (k) all books, records, ledger cards and other property at any time evidencing or relating to the Accounts, Inventory, Equipment, Vehicles, General Intangibles, Trademarks, Patents or Copyrights;
                  (l) (i) all the shares of capital  stock owned by the Grantor, listed on Schedule 6 hereto of the issuers listed thereon (individually, an "Issuer", and collectively, the "Issuers") and all shares of capital stock of any Issuer obtained in the future by the Grantor and the certificates representing or evidencing all such shares (the "Pledged Shares"); (ii) all other property which may be delivered to and held by the Agent in respect of the Pledged Shares pursuant to the terms hereof; (iii) subject to Section 9 below, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i) and (ii) above; and (iv) subject to Section 9 below, all rights and privileges of the Grantor, as applicable, with respect to the securities and other property referred to in clauses (i), (ii) and (iii) (the items referred to in clauses (i) through (iv) being collectively called the "Pledged Stock Collateral");
                  (m)  all  other  personal  property  of the  Grantor,  whether tangible or intangible, and whether now owned or hereafter acquired; and
                  (n) all proceeds and products of any of the foregoing,  in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing.
         As used herein, the following terms shall have the following meanings:

         "Contractor Receivables" shall mean those certain commercial credit accounts sold by the Grantor or extended directly to a Grantor customer by a Credit Card Bank (including any documents, instruments, chattel paper or intangibles evidencing any such transferred receivable or the transaction giving rise thereto) (i) pursuant to the terms of the GE Credit Program Documents or
(ii) to any other Person pursuant to any similar contractual arrangement (but in such case solely to the extent such an arrangement is permitted by Section 5.9 of the Credit Agreement).

         "Credit Card Banks" shall mean General Electric Capital Corporation and Monogram Credit Card Bank of Georgia.

         "Existing Credit Agreement" shall mean that certain Amended and Restated Credit Agreement, dated as of October 3, 1996, among the Grantor, the Existing Lenders, the Agent, CIBC as Letter of Credit Bank and the Co-Agents named therein, as amended, amended and restated, supplemented or modified from time to time.

         "Existing Lenders" shall mean, collectively, those certain financial institutions which have provided loans and other extensions of credit to the Grantor under, among other agreements, the Existing Credit Agreement, together with any successors or assigns thereof.

         "GECC Receivables" shall mean receivables (including any documents, instruments, chattel paper or intangibles evidencing any such transferred receivable or the transaction giving rise thereto) (i) payable to the Grantor by Credit Card Banks pursuant to the terms of the GE Credit Program Documents arising out of sales of merchandise or services made by the Grantor or (ii) payable to or purchased by any other Person pursuant to any similar contractual arrangement solely to the extent such an arrangement is permitted by Section 5.9 of the Credit Agreement.

         "GE Credit Program Documents" shall mean (a) the Amended and Restated Monogram Credit Card Bank of Georgia Program Agreement, dated as of July 20, 1997, between the Grantor and Monogram Credit Card Bank of Georgia, as such agreement may hereafter be amended, restated, supplemented or modified from time to time to the extent permitted by the Credit Agreement, together with any agreements entered into by the Grantor and Monogram Credit Card Bank of Georgia, or any affiliate, in replacement of such agreement to the extent permitted by the Credit Agreement; and (b) the Second Amended and Restated Commercial Credit Account Purchase and Service Program Agreement, dated as of July 20, 1997, between the Grantor and General Electric Capital Corporation, as such agreement may hereafter be further amended, restated, supplemented or modified from time to time to the extent permitted by the Credit Agreement, together with any agreement entered into by the Grantor and General Electric Capital Corporation, or any affiliate, in replacement of such agreement to the extent permitted by the Credit Agreement.

         "Monogram Receivables" shall mean all obligations now or hereafter owing to, and all rights now or hereafter acquired by, Monogram Credit Card Bank of Georgia arising out of any of the private label credit card sales referred to in clause (i) of the definition of "GECC Receivables."

         "Prudential" shall mean the Prudential Insurance Company of America.

         "Prudential Lien" shall mean Liens in existence on the date hereof granted under the Prudential Real Estate Financing.

         "Prudential Loan Agreement" shall mean the Loan Agreement, dated June 20, 1989, by and among the Borrower, Knox Home Centers, Inc., Somerville and
Prudential, as the same has been and may hereafter be amended, amended and restated, modified or supplemented to the extent permitted by this Agreement.

         "Prudential  Real  Estate   Financing"  shall  mean  the  financing  by
Prudential provided for by the Prudential Loan Agreement and other documentation executed and delivered in connection therewith.

         The Agent acknowledges that, for purposes of this Security and Pledge Agreement, (i) the private label credit card sales and commercial account sales referred to in clause (i) of the definition of "GECC Receivables" constitute extensions of credit directly from Monogram to cardholders or true sales of accounts and indebtedness from the Grantor to GECC, (ii) the Grantor has no right, title or interest in or to any Monogram Receivables or Contractor Receivables, except to the extent the Grantor purchases such receivables pursuant to the terms of the GE Credit Program Documents and (iii) except to the extent so purchased by the Grantor, no Monogram Receivable or Contractor Receivable shall constitute Collateral (or any category of property included within the definition thereof) for purposes of this Security and Pledge Agreement. The Agent agrees with the Grantor that neither the security interest created herein nor any related financing statements may be assigned by the Agent unless, prior to any such assignments, such financing statements are amended (a) to include the definition of "GE Credit Program Documents" set forth herein, and
(b) specifically to exclude the Monogram Receivables and the Contractor Receivables from the collateral covered by such financing statements.

         SECTION 2. Security for Obligations. This Agreement and the Collateral secure the prompt and complete payment and performance when due of all obligations of the Grantor, now or hereafter existing, under the Credit Agreement, the Notes and the other Loan Documents, whether for principal, interest, fees, expenses or otherwise, including (without limitation) all obligations of the Grantor now or hereafter existing under or in respect of this Agreement including, but not limited to, (a) the due and punctual payment of principal of and interest on the Loans and the Notes and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees, indemnities and all other present and future, fixed or contingent, direct or indirect, monetary obligations of the Grantor to the Lenders, the Fronting Banks, the Underwriters and the Agent under the Loan Documents (all such obligations of the Grantor being herein called the "Obligations").
         SECTION 3. Delivery of Pledged Stock Collateral and Pledged Notes; Other Action. Upon written request by the Agent (and without further order of the Bankruptcy Court), all certificates or instruments representing or evidencing the Pledged Stock Collateral and the Pledged Notes shall be delivered to and held by the Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the right (for the ratable benefit of the Lenders), at any time in its discretion and without notice to the Grantor, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Stock Collateral and all of the Pledged Notes.
         SECTION 4. Representations and Warranties. The Grantor represents and warrants as follows:

                  (a) All of the Inventory and/or Equipment is located at the places specified in Schedule 1 hereto. The chief places of business and chief executive offices of the Grantor and the offices where the Grantor keeps its records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 2 hereto. All trade names under which the Grantor has sold and will sell Inventory are listed on Schedule 3 hereto.

                  (b) The Grantor owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as permitted under Section 6.1 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (x) such as may have been filed in favor of the Agent relating to this Agreement or in connection with the Existing Credit Agreement in favor of the Agent thereunder and (y) in favor of any holder of a Lien otherwise permitted under Section 6.1 of the Credit Agreement.

                  (c) As of the Filing Date, the Grantor does not own any material Trademarks, Patents or Copyrights or have any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedules 3, 4 and 5 hereto. The registrations for the Collateral disclosed on such Schedules 3, 4 and 5 hereto are valid and subsisting and in full force and effect. None of the material Patents or Copyrights have been abandoned or dedicated.

                  (d) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.
                  (e) The Grantor is the legal and beneficial owner of the Pledged Shares described on Schedule 6 free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement and the Orders and Liens created pursuant to the Existing Agreement and except as disclosed on Schedule 6.

                  (f) The Pledged Shares described in Section 1(l) hereof constitute all of the issued and outstanding shares of stock of each of the Issuers and no Issuer is under any contractual obligation to issue any additional shares of stock or any other securities, rights or indebtedness.

                  (g) The Vehicles listed on Schedule 7 hereto constitute a complete and correct list of all Vehicles owned by the Grantor as of the Effective Date.

                  (h) The Pledged Notes delivered at any time by the Grantor to the Agent in accordance with this Agreement or the Credit Agreement shall at all times constitute all of the Pledged Notes owned by the Grantor at each such time.

                  (i) Except for the Orders, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant and pledge by the Grantor of the security interests granted hereby or for the execution, delivery or performance of this Agreement by the Grantor or (ii) for the perfection of the security interests or the exercise by the Agent of its rights and remedies hereunder.

                  SECTION 5.          Further Assurances.

                  (a) The Grantor agrees that from time to time, at the expense of the Grantor, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, and without further order of the Bankruptcy Court, the Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  (b) The Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law.

                  (c) The Grantor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

                  (d) The Grantor hereby agrees from time to time hereafter, that upon the acquisition or creation of additional Pledged Notes, that it will execute and deliver to the Agent, for the benefit of the Lenders, the Fronting Banks and the Underwriters, such additional Pledged Notes, in each case, accompanied by appropriate endorsements executed in blank.

         SECTION 6.  As to Equipment and Inventory.  The Grantor shall:

                  (a) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places specified therefor in
Schedule 1 hereto or, upon 30 days' prior written notice to the Agent, at other places in jurisdictions where all action required by Section 5 shall have been taken to assure the continuation of the perfection of the security interest of the Agent (for its benefit and the ratable benefit of the Lenders, the Fronting Banks and the Underwriters) with respect to the Equipment and Inventory.

                  (b) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of the Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end.

                  (c) With respect to the Inventory: (a) the Grantor shall at all times maintain records with respect to Inventory reasonably satisfactory to the Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Grantor's cost therefor and daily withdrawals therefrom and additions thereto; (b) the Grantor shall conduct a physical count of the Inventory at least once each year, but at any time or times as the Agent may request on or after an Event of Default occurs and is continuing, and promptly following such physical inventory shall supply the Agent with a report in the form and with such specificity as may be reasonably satisfactory to the Agent concerning such physical count; (c) the Grantor shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of the Agent, except for sales of Inventory and returns of Inventory to vendors, in each case in the ordinary course of the Grantor's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) in addition to the requirements set forth above, upon the Agent's request, the Grantor shall, at its expense, conduct through the Asset Support Group or another inventory counting service reasonably acceptable to the Agent, or shall permit the Agent to conduct (if the Agent so elects), a physical count of the Inventory in form, scope and methodology reasonably acceptable to the Agent no more than once in any twelve (12) month period, but at any time or times as the Agent may request on or after an Event of Default occurs and is continuing, the results of which shall be reported directly by such inventory counting service to the Agent and the Grantor shall promptly deliver confirmation in a form satisfactory to the Agent that appropriate adjustments have been made to the Inventory records of the Grantor to reconcile the Inventory count to the Grantor's Inventory records; (e) the Grantor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders related thereto); (f) the Grantor retains all of its responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; and (g) the Grantor shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate the Grantor to repurchase such Inventory (other than in the ordinary course of business consistent with past practices and policies of the Grantor or current market practice).

         SECTION 7.          As to Accounts.

                  (a) The Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Accounts. The Grantor will hold and preserve such records and chattel paper and will permit representatives of the Agent, at any time during normal business hours, to inspect and make abstracts from such records and chattel paper in accordance with Section 5.6 of the Credit Agreement.

                  (b) Except as otherwise provided in this subsection (b), the Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to the Grantor under the Accounts and, prior to the occurrence of an Event of Default, the Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantor may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of the Agent shall take) such action as the Grantor or the Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by the Agent to the Grantor, following the occurrence and during the continuation of an Event of Default, of its intention so to do, the Agent shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Agent and, upon such notification and at the expense of the Grantor, to enforce collection of any such Accounts, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for payment of moneys due under any Account, to file any claim or take any other action or proceeding in any court of law or equity otherwise deemed appropriate by the Agent for the purpose of collecting any such money and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent (for the ratable benefit of the Lenders, the Fronting Banks and the Underwriters) hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantor if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, paid to the Agent and applied to the Obligations, and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

                  (c) The Grantor will keep and maintain at its own cost and expense satisfactory and complete records with respect to the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts, and the Grantor shall make available any such books and records to the Agent or to its representatives during normal business hours at the request of the Agent.

         SECTION 8.   As to Trademarks, Patents and Copyrights.
                  (a) Except with respect to any Trademark that the Grantor shall reasonably determine is of negligible economic value to it (and so advise the Agent in writing), the Grantor shall, either itself or through licensees,
(i) continue to use the Trademarks on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse, (ii) maintain as in the past the quality of products and services offered under the Trademarks, (iii) employ the Trademarks with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of the Trademarks unless the Agent shall obtain a perfected security interest therein and (v) not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.
                  (b) The Grantor will not do any act, or omit to do any act, whereby the Patents or Copyrights may become abandoned or dedicated and the Grantor shall notify the Agent immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated.

                  (c) The Grantor will not, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or (ii) file any assignment of any patent or trademark, which the Grantor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless the Grantor shall, within 15 days after the date of such filing, notify the Agent thereof, and, upon request of the Agent, execute and deliver any and all assignments, agreements, instruments, documents and papers as the

Agent may request to evidence  the Agent's  interest in such Patent or Trademark and the  goodwill and general  intangibles  of the Grantor  relating  thereto or represented thereby, and the Grantor hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the full payment and performance of the Obligations, the expiration or cancellation of all of the Letters of Credit and the termination of the Commitment.
                  (d) The Grantor will take all reasonable and necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each application and registration of all material Trademarks, Patents and Copyrights, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.
                  (e) The Grantor will, without further order of the Bankruptcy Court, perform all acts and execute and deliver all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Agent's interest in all material Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and the Grantor hereby authorizes the Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Agent.
                  (f) The Grantor will, upon acquiring knowledge of any use by any person of any term or design likely to cause confusion with any material Trademark, promptly notify the Agent of such use, and if requested by the Agent, shall join with the Agent, at the Grantor's expense, in such action as the Agent, in its reasonable discretion, may deem advisable for the protection of the Agent's interest in and to the Trademarks.
         SECTION 9. As to the Pledged Stock Collateral; Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:
                           (i) the Grantor shall be entitled to exercise any and
              all voting and other consensual rights pertaining to the Pledged Stock Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, that the Grantor shall not exercise or shall refrain from exercising any such right if, in the Agent's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Stock Collateral or any part thereof;
                           (ii) notwithstanding the provisions of Section 1 hereof, the Grantor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Stock Collateral; provided, that any and all
                                    (A) dividends  paid or payable other than in
                            cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Stock Collateral, and
                                    (B) dividends and other  distributions  paid
                             or payable in cash in respect of any Pledged Stock Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, shall be, and shall be forthwith delivered to the Agent to hold as, Pledged Stock

              Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Grantor, and be forthwith delivered to the Agent as Pledged Stock Collateral in the same form as so received (with any necessary endorsement); and
                               (iii) the Agent  shall  execute  and  deliver (or
                  cause to be executed and delivered) to the Grantor all such proxies and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above;
(b)      Upon the occurrence and during the continuance of an Event of Default:
                               (i) upon written notice from the Agent to the Grantor to such effect, all rights of the Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to
                  Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to
                  Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged
                  Stock Collateral any such dividends; and

                           (ii) all dividends  which are received by the Grantor
                  contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Agent as Pledged Stock Collateral in the same form as so received (with any necessary endorsement).
              SECTION 10. Vehicles. The Grantor will maintain each Vehicle in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose. Promptly after the date hereof and, with respect to any Vehicles acquired by the Grantor subsequent to the date hereof, all applications for certificates of title indicating the Agent's first priority Lien on the Vehicle covered by such certificate, and any other necessary documentation, shall be filed by the Grantor in each office in each jurisdiction which the Agent shall deem advisable to perfect or protect its Liens on the Vehicles. In connection with the foregoing, the Grantor shall notify the Agent, in writing, within 30 days after the date of acquisition, of each Vehicle acquired subsequent to the date hereof.
              SECTION 11. Insurance. The Grantor shall, at its own expense, maintain insurance with respect to the Inventory and Equipment in such amounts, against such risks, in such form and with such insurers, as is provided for in Section 5.3 of the Credit Agreement. Following an Event of Default and during its continuance, the Grantor shall, at the request of the Agent, duly execute and deliver instruments of assignment of such insurance policies and cause the respective insurers to acknowledge notice of such assignment.
              Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Inventory and Equipment shall be held, paid to the Agent and applied to the Obligations.
              SECTION 12.  Transfers to Others; Liens; Additional Shares.
 The Grantor shall not:

                      (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Credit Agreement.
                      (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement and the Orders, or except as otherwise permitted by the Credit Agreement.
                      (c) The Grantor agrees that it will (i) cause each of the Issuers not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Issuer, except to the Grantor and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each Issuer of the Pledged Shares.

              SECTION 13. Agent's Appointment as Attorney-in-Fact. The Grantor hereby irrevocably appoints the Agent the Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Agent's discretion, upon and during the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:
                               (i) to obtain and adjust  insurance  required to
                  be paid to the Agent  pursuant to Section 11;
                               (ii) to ask, demand,  collect,  sue for, recover,
                  compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
                               (iii) to receive, endorse, and collect any drafts
                  or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above;
                               (iv)  to   receive,   endorse   and  collect  all
                  instruments made payable to the Grantor representing any dividend or other distribution in respect of the Pledged Stock Collateral or any part thereof and to give full discharge for the same;
                               (v) to file  any  claims  or take any  action  or
                  institute or defend any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral;

                           (vi) to direct any party  liable  for any  payment in
              respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct;

                           (vii) to  settle,  compromise  or  adjust  any  suit,
              action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate;

                           (viii) to set off or cause to be set off  amounts  in
              any account maintained with any Lender, Underwriter or Fronting Bank or otherwise enforce rights against any of the Collateral in the possession of any Lender, Underwriter or Fronting Bank; and

                           (ix) generally,  to sell,  transfer,  pledge and make
              any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

                           SECTION 14. Agent May Perform.  If the Grantor  fails
              to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor under Section 17(b).

                           SECTION 15. The Agent's Duties.  The powers conferred
              on the Agent hereunder are solely to protect its interest and the interests of the Lenders in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Stock Collateral, whether or not the Agent has or is deemed to have knowledge of such matters. Neither the Agent nor any of the Lenders, Fronting Banks or Underwriters, nor any of their respective directors, officers, employees, attorneys, experts or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise. The Grantor releases the Agent, the Fronting Banks, the Underwriters and the Lenders and their respective directors, officers, employees, attorneys, experts and agents from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Collateral, and/or any actions taken or omitted to be taken by the Agent with respect thereto
              (other than any claims, causes of action and demands arising solely from the gross negligence or willful misconduct of the party which desires to be so released as determined by a final order or judgment of a court of competent jurisdiction), and the Grantor hereby agrees to hold the Lenders and their respective directors, officers, employees, attorneys, experts and agents harmless from and with respect to any and all such claims, causes of action and demands. The agreements of the Grantor contained in this Section 15 shall survive the payment and performance of the Obligations, the expiration or cancellation of all of the Letters of Credit, the termination of the Commitment and the termination of the security interests granted hereby.

                           SECTION 16.  Remedies.   If  any  Event  of  Default
              shall have occurred and be continuing, and subject to the provisions of Section 7 of the Credit Agreement:

                               (a) The  Agent may  exercise  in  respect  of the
              Collateral,  in addition
              to other rights and remedies provided for
              herein or otherwise available to it, and without application to or order of the Bankruptcy Court, all the rights and remedies of a secured party on default under the Uniform Commercial Code and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be reasonably designated by the Agent and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
                               (b) The Agent may  instruct  the  Grantor  not to
              make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose.
                               (c) The Agent may license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine.
                               (d) The Agent may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantor in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and the Grantor hereby releases the Agent from, and agrees to hold the Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement.
                               (e) In the event of any such license, assignment,
              sale or other disposition of the Collateral, or any of it, the Grantor shall supply its know-how and expertise in connection with the manufacture and sale of the products bearing or relating to Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights and to the distribution of said products, to the Agent or its designee.
                               (f) In order to implement the assignment, sale or
              other disposal of any of the Trademarks, Patents or Copyrights, the Agent may, at any time, pursuant to the authority granted in
              Section 13 hereof, execute and deliver on behalf of the Grantor, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.
                               (g) All cash  proceeds  received  by the Agent in
              respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 17) in whole or in part against, all or any part of the Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.
                               (h) If at any time when the Agent shall determine
              to exercise its right to sell all or any part of the Pledged Stock Collateral pursuant to this Section 16, such Pledged Stock Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), the Agent is hereby expressly authorized to sell such Pledged Stock Collateral or such part thereof by private sale in such manner and under such circumstances as the Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Agent, in compliance with applicable securities laws, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Stock Collateral or such part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (c) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Agent that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Stock Collateral, or part thereof, it being understood that the Agent may cause or require the Grantor, and the Grantor hereby agrees upon the written request of the Agent, to cause (i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Stock Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (ii) the issuance of stop transfer instructions to such Issuer's transfer agent, if any, with respect to the Pledged Stock Collateral, or, if such Issuer transfers its own securities, a notation in the appropriate records of such Issuer. In the event of any such sale, the Grantor does hereby consent and agree that the Agent shall incur no responsibility or liability for selling all or any part of the Pledged Stock Collateral at a price which the Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

                               (i) Until the payment in full in cash and performance of all Obligations, the expiration or cancellation of all of the Letters of Credit and the termination of the Commitment and at any time when an Event of Default has occurred and is continuing: (i) the Grantor will perform any and all reasonable actions requested by the Agent to enforce the Agent's security interest in the Inventory and all of the Agent's rights hereunder, such as leasing warehouses to the Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Agent warehouse receipts and documents of title in the

              Agent's  name;  (ii) if any
              Inventory is in the possession of control of any of the Grantor's agents, contractors or processors or any other third party, the Grantor will notify the Agent thereof and will notify such agents, contractors or processors or third party of the Agent's security interest therein and, upon request, instruct them to hold all such Inventory for the Agent's and the Grantor's account, as their interests may appear, and subject to the Agent's instructions;
              (iii) the Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on the Grantor's premises or to remove any or all of the Inventory to such other place or places as the Agent desires in its sole discretion. If the Agent exercises its right to take possession of the Inventory, the Grantor, upon the Agent's demand, will assemble the Inventory and make it available to the Agent at the Grantor's premises at which it is located.

         SECTION 17.         Indemnity and Expenses.

                  (a) The Grantor agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Agent's own gross negligence or willful misconduct.

                  (b) The Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement,(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

                  (c) The Grantor assumes all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights, and the Grantor hereby indemnifies and holds the Agent harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of any alleged defect in any product manufactured, promoted or sold by the Grantor in connection with any Trademark or out of the manufacture, promotion, labelling, sale or advertisement of any such product by the Grantor except as the same may have resulted from the gross negligence or willful misconduct of the Agent.

                  (d) The Grantor agrees that the Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any Obligations to be performed under or with respect to any such agreement or contract by the Grantor, and except as the same may have resulted from the gross negligence or willful misconduct of the Agent, the Grantor agrees to indemnify and hold the Agent harmless with respect to any and all claims by any person relating thereto.

         SECTION 18. Security Interest Absolute. All rights of the Agent and security interests hereunder, and all Obligations of the Grantor hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations.

         SECTION 19. Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor any consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 20. Louisiana Remedies. For purposes of executory process under applicable Louisiana law (and only for such purposes), upon the occurrence and during the continuance of an Event of Default, the Grantor hereby acknowledges the indebtedness owed under the Obligations, CONFESSES JUDGMENT thereon and consents that judgment be rendered and signed, whether during the court's term or during vacation, in favor of the Agent, for the benefit of the Lenders, the Fronting Banks and the Underwriters, for the full amount of the Obligations. Upon the occurrence of an Event of Default, and in addition to all of its rights, powers and remedies under this Agreement and applicable law, the Agent may, at its option, cause all or any part of the Collateral located in Louisiana (the "Louisiana Collateral") to be seized and sold under executory process or under writ of fieri facias issued in execution of an ordinary judgment obtained upon the Obligations, without appraisement to the highest bidder, for cash or under such terms as the Agent deems acceptable. The Grantor hereby waives all and every appraisement of the Louisiana Collateral and waives and renounces the benefit of appraisement of the Louisiana Collateral seized and sold under executory or other legal process. The Grantor agrees to waive, and does hereby specifically waive:

                           (1) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724,
                                    Louisiana Code of Civil Procedure, and all other laws conferring such benefits;

                           (2) the demand and three days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;

                           (3) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;

                           (4) the three days delay accorded by Articles 2331 and 2722, Louisiana Code of Civil Procedure;

                           (5) the benefit of the other provisions of Articles 2331, 2722 and 2723, Louisiana Code of Civil Procedure;

                           (6) the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above; and

                           (7) all rights of division and discussion with respect to the Obligations.

Pursuant to the authority contained in La.R.S. 9:5136 through 9:5140.1, the Grantor and the Agent do hereby expressly designate the Agent or its designee to
be keeper or receiver ("Keeper") for the benefit of the Agent or any assignee of the Agent, such designation to take effect immediately upon any seizure of any of the Louisiana Collateral under writ of executory process or under writ of sequestration or fieri facias as an incident to an action brought by the Agent. It is hereby agreed that the Keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Louisiana Collateral, an amount equal to the lesser of $200 per day or four percent of the gross revenues of the Louisiana Collateral and the payment of such fees shall be secured by the security interest in the Louisiana Collateral granted in this Agreement. The designation of Keeper made herein shall not be deemed to require Mortgagee to provoke the appointment of a Keeper.

         SECTION 21. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement.

         SECTION 22. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment and performance in full of the Obligations, the expiration or cancellation of all of the Letters of Credit and the termination of the Commitment, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each of the Lenders, the Fronting Banks and the Underwriters and their respective successors, transferees and assigns. Upon the payment and performance in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

         SECTION 23. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and by Federal law (including, without limitation, the Bankruptcy Code) to the extent the same has pre-empted the law of the State of New York or such other jurisdiction.

         SECTION 24. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         IN WITNESS WHEREOF, the Grantor and the Agent have caused this Security and Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                            GRANTOR:

                                            PAYLESS CASHWAYS, INC.


                                            By:   /s/ Stephen A. Lightstone
                                               ---------------------------------
                                               Title:  Senior Vice President

                                            AGENT:

                                            CANADIAN IMPERIAL BANK OF COMMERCE,
                                               as Agent

                                            By:   /s/ Robert N. Greer
                                               ---------------------------------
                                               Title:  Assistant General Manager